PIXIE DUST TECHNOLOGIES, INC.

INSIDER TRADING POLICY

【DISCLAIMER】このポリシーに掲載している和訳は、機械翻訳です。和訳はあくまでも便宜的なものとして利用し、適宜、英文の原文を参照してください。機械翻訳が正確ではないことを理解の上で利用してください。翻訳機能を使用したことによって生じる、いかなる損害についても当会社は責任を負わないものとします。

PURPOSE

It is illegal for any employee, contractor, corporate auditor, officer or director of Pixie Dust Technologies, inc. or its subsidiaries (the "Company") to trade in the securities of the Company while in the possession of material nonpublic information ("MNPI") about the Company. For that reason, there are some rules you'll need to know and follow so that you don't accidentally commit insider trading, which is both a civil wrong and a crime in the United States that carries serious legal penalties, including potentially millions of dollars in fines or jail time of up to 20 years. Insider trading also can result in the termination of your employment with the Company.

ピクシーダストテクノロジーズ株式会社又はその子会社（以下、「発行会社」といいます。）の従業員、請負業者、監査役、執行役員または取締役等が、会社に関する重要な非公開情報（以下、「MNPI」といいます。）を保有しながら、発行会社の有価証券を取引することは違法です。インサイダー取引は、米国では民事上の違法行為であると同時に犯罪でもあり、数百万ドルの罰金や 20 年以下の懲役を含む重大な法的処罰の対象となりますので、これらの者は偶発的にもインサイダー取引に抵触することのないように、関連諸規程を熟知しこれを遵守する必要があります。また、インサイダー取引規制に抵触した場合、当社での雇用が停止されることもあります。

Insider trading happens when someone with knowledge of MNPI about the Company uses that MNPI, or tips off someone else to use the MNPI, to gain profits or avoid losses in the stock market. Because we are committed to upholding high standards of honest and ethical business conduct, we have adopted this Insider Trading Policy (this "Policy") to take an active role in preventing insider trading violations.

インサイダー取引とは、当社に関する MNPI を知っている者が、株式市場で利益を得るため、あるいは損失を回避するために、その MNPI を利用し、または、他の者に MNPI を利用させるために情報を漏洩することをいいます。当社は、誠実で倫理的なビジネス行動を高い基準において遵守することを宣言しているので、インサイダー取引規制に違反することを防ぐ上で積極的な役割を果たすために、このインサイダー取引管理ポリシー（以下、本ポリシー）を採用することといたしました。

If you are considering trading our shares, please keep these three key points in mind:

当社有価証券の売買を検討される方は、以下の 3 つのポイントを押さえてください。

1. Never buy or sell our shares based on MNPI;

MNPIに基づいて当社の株式を売買を行ってはならないこと。

2. Keep all MNPI confidential, including from your family and friends; and

家族や友人を含め、すべての者に対してMNPIを漏洩してはならないこと。

3. When in doubt about whether you have MNPI, ask before trading or transacting in any of our securities.

MNPI を持っているかどうか疑わしい場合は、当社の有価証券を売買する前に照会を行うこと。

We trust our employees, contractors, corporate auditors, officers and directors, and write our policies with that trust in mind. You are responsible for understanding and following this Policy and for the consequences of any actions you may take. Our Chief Financial Officer and his or her designee ("Trading Compliance Officer") will assist with implementing, interpreting and enforcing this Policy, pre-clearing trading activities of certain people and pre-approving any Rule 10b5-1 Plans (plans that permit insiders to sell the Company's shares on a pre-determined schedule that the insider doesn't control, discussed more fully later in this Policy).

当社は、当社の従業員、請負業者、監査役、執行役員及び取締役を信頼しており、その信頼を念頭に置いてポリシーを作成しています。あなたは、このポリシーを理解し、それに従うこと、及びあなたが取る可能性のあるあらゆる行動の結果について責任を負います。当社の最高財務責任者及びその指名する者（以下、「取引コンプライアンス・オフィサー」といいます。）は、本ポリシーの執行、解釈、適用、特定の者の売買の事前承認、及びルール 10b5-1 プラン（発行会社の株式を、内部者が管理することのできない、事前に決められたスケジュールで売却することを内部者に認めるプランで、本ポリシーで詳細は後述します。）の事前承認を支援します。

PERSONS COVERED BY THIS POLICY　本方針の対象者

This Policy applies to our employees, contractors, corporate auditors, officers and directors, as well as to their (a) immediate family members and people sharing their households and (b) entities subject to their control such as corporations or other business entities controlled or managed by any such person, and trusts or other entities for which any such person is the trustee or in which any such person has a beneficial pecuniary interest ("Controlled Entities"). We will refer to all of these individuals and entities in this Policy collectively as "Insiders."

本ポリシーは、当社の従業員、請負業者、監査役、執行役員または取締役、及びその(a)近親者及びその世帯員、(b)そのような者が支配又は管理する法人その他の事業体、そのような者が受託者となっている、又はそのような者が受益的な金銭的利益を有する信託その他の事業体など、その支配下にある事業体（以下、総称して「被支配者」といいます。）に適用されます。本ポリシーでは、これらの個人及び事業体を総称して「内部者」と呼びます。

All Insiders must get pre-approval of any trades in our securities.

すべての内部者は、当社有価証券のいかなる取引についても事前承認を得なければなりません。

If you are aware of MNPI when your employment or service relationship ends, you still may not trade our shares until that MNPI has become public or is no longer material.

雇用又はサービス関係が終了した時点で MNPI を知っていた場合、その MNPI が公表されるか、又は重要でなくなるまで当社の株式を取引することはできません。

WHAT THIS POLICY COVERS　このポリシーの内容

The primary purpose of this Policy is to prevent people with MNPI from profiting from that MNPI before it is made publicly available, thus allowing all of our stockholders to benefit from the information at the same time. More specifically, federal securities laws prohibit a person from using MNPI to make decisions about trading our shares, including tipping off someone else with that information so that they can trade our shares.

このポリシーの主な目的は、MNPI を持っている人が、その MNPI が公開される前に利益を得ることを防ぎ、その結果、当社のすべての有価証券保有者が同時にその情報から利益を得ることができるようにすることです。具体的には、連邦証券法は、当社の有価証券を取引する際に MNPI を使って意思決定をすること、他の者に当社有価証券を取引させるために MNPI を漏洩させることを禁じています。

"**Material information**" is information about the Company, positive or negative, that a reasonable investor would consider useful when buying or selling our shares. Some examples of MNPI include not-yet-announced financial or company performance information (especially cash balance, burn and runway), significant regulatory communications, timing and achievement of major development milestones, results of studies and trials, entry into a new commercial agreement or termination of an existing commercial agreement, mergers or acquisitions, important pipeline expansion, significant cybersecurity incidents or data breaches and changes in senior executive management or our Board of Directors.

"重要な情報 "とは、ポジティブであるかネガティブであるかにかかわらず、合理的な投資家が当社の株式を売買する際に有用であると考える発行会社に関する情報のことです。MNPI の例としては、まだ発表されていない財務情報や業績情報（特に現預金残高、キャッシュバーン、ランウェイ）、規制当局による重要な制裁、主要な開発マイルストーンの達成事実とその時期、研究と試験の結果、新しい商業契約の締結又は既存の商業契約の終了、合併又は買収、重要なパイプラインの拡大、重大なサイバーセキュリティインシデント又は情報漏洩、上級管理職や取締役会の構成員の変更などがあります。

"**Nonpublic**" means that the confidential information has not yet been shared broadly outside of the Company. Please remember as well that we may possess confidential information relating to or belonging to our collaborators, partners, customers or other third parties, and that it is equally important that we treat this information with the same care with which we treat our own information. If you are not sure whether information is considered public, you should either consult with our Trading Compliance Officer or assume that the information is nonpublic and treat it as confidential.

「非公開」とは、その非公開情報がまだ社外で広く共有されていないことを意味します。当社の協力者、パートナー、顧客、その他の第三者に関する非公開情報を保有している可能性があり、

当社が自分の情報を扱うのと同様の注意を払ってこれらの情報を扱うことが同様に重要であることも覚えておく必要があります。情報が公開されているかどうかわからない場合は、当社の取引コンプライアンス・オフィサーに相談するか、その情報が非公開であると仮定して、それを機密情報として取り扱うべきです。

This Policy applies to all transactions involving our securities (also referred to herein as our "shares"), including common shares (including common shares represented by American Depositary Shares), options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company's securities, whether or not issued by the Company.

本ポリシーは、普通株式（ADR を含みます。）、オプション、優先株式、ノート、債券、転換証券など、当社が発行するあらゆる有価証券を含む当社の有価証券（以下、「株式等」といいます）に関わるすべての取引に適用されます。また、当社が発行するか否かにかかわらず、当社の有価証券に関連するデリバティブ証券にも適用されます。

PROHIBITED ACTIVITIES　禁止事項

This is a list of activities prohibited under this Policy based on specific relationships with the Company:

これは、当社との具体的な関係に基づいて、本ポリシーで禁止されている活動のリストです。

<u>INSIDER</u>:

- Trade our shares, or make a gift, charitable contribution or other transfer with or without consideration of our shares while in possession of any MNPI.

  MNPI を保有している状態で、当社の株式を売買し、当社の株式を有償・無償にかかわらず、贈与、慈善寄付、その他の譲渡をすること。

- Trade our shares during any period outside of our Trading Window or during any Blackout Period designated by our Chief Financial Officer or Trading Compliance Officer. See definition of "<u>Trading Window</u>" and "<u>Blackout Period</u>" below.

  取引可能期間以外や、当社の最高財務責任者又は取引コンプライアンス・オフィサーが指定するブラックアウト期間に当社の株式を取引すること。）下記の「取引可能期間」及び「ブラックアウト期間」の定義をご参照ください。

- Share MNPI with any outside person, *unless* required by your job and such person is under a confidentiality agreement, or as authorized by our Chief Financial Officer or Trading Compliance Officer.

  職務上必要とされる場合、開示する相手方が機密保持契約を結んでいる場合、または当社の最高財務責任者又は取引コンプライアンス・オフィサーの許可を得た場合以外の場合に、MNPI を外部の人と共有すること。

- Give trading advice based on MNPI to anyone, *unless* the advice is to tell someone not to trade our shares because the trade would violate this Policy or the law.

  MNPI に基づく有価証券取引の助言を他の者に与えること。ただし、そのアドバイスが、当該取引が本ポリシーや法律に違反するために当社の株式を取引しないように伝えるものである場合を除きます。

- Engage in transactions involving options or other derivative securities on our shares, such as puts and calls, whether on an exchange or in any other market, *unless* you limit the transaction solely to exercising a compensatory equity grant issued by us.

  取引所又はその他の市場を問わず、プット及びコールなどの当社株式のオプション又はその他のデリバティブ証券を含む取引に従事すること。ただし、当社が発行した補償的な株式付与の行使のみに取引を限定する場合はこの限りではありません。

- Engage in hedging or monetization transactions involving our shares, such as zero cost collars and forward sale contracts, or contribute our shares to exchange funds in a manner that could be interpreted as hedging in our shares.

  ゼロコストカラーや先物契約など、当社株式に関わるヘッジ取引やマネタイズ取引を行ったり、当社株式をヘッジしていると解釈されるような方法で当社株式を交換ファンドに拠出したりすること。

- Engage in short-term trading (generally defined as selling our shares within six months following a purchase).

  短期売買（一般的には購入後 6 か月以内に当社株式を売却することを指す）を行うこと。

- Engage in short sales of our shares, including short sales "against the box."

  当社株式の空売り（つなぎ売りを含む）に関与すること。

- Use or pledge our shares as collateral in a margin account or as collateral for a loan, *unless* the pledge has been approved by our Chief Financial Officer or Trading Compliance Officer at least two weeks prior to the proposed execution of documents for the pledge.

  当社の株式を信用取引口座の担保や融資の担保として使用したり、質権を設定したりすること。ただし、質権設定契約締結少なくとも 2 週間前に、当社の最高財務責任者又は取引コンプライアンス・オフィサーが質権設定を承認した場合はこの限りではありません。

- Distribute our shares to limited partners, general partners or stockholders of any entity, unless those limited partners, general partners or stockholders have agreed in writing to hold the shares until the next open Trading Window.

当社の株式を、あらゆる事業体のリミテッド・パートナー、ジェネラル・パートナー又は株主に交付すること。ただし、当該リミテッド・パートナー、ジェネラル・パートナー、又は株主が、次の取引可能期間まで株式を保有することに書面で同意した場合を除きます。

- Engage in any of the above activities for shares you own in any other public company if you have MNPI about that company.

  他の上場会社について MNPI を持っている場合、その会社の株式について上記の活動を行うこと。

- Trade our shares without obtaining pre-approval from our Trading Compliance Officer (including during a Trading Window) by: (a) providing written notification of the amount and nature of the proposed trade, (b) certifying that you have no MNPI and the trade is allowed under securities laws, and (c) receiving document confirmation from our Chief Financial Officer approving the trade, which approval can be granted or denied at his or her discretion. You may satisfy (a) and (b) by emailing the required information and certification to our Trading Compliance Officer. Our Trading Compliance Officer must get pre-approval from our Chief Financial Officer.

  当社の取引コンプライアンス・オフィサーの事前承認を得ることなく、当社の株式を取引すること（取引可能期間を含む）。かかる事前承認を得るために、取引コンプライアンス・オフィサーに対し、(a)取引の金額と種類を書面で通知し、(b)あなたが MNPI を持たず、その取引が証券法の下で許可されていることを証明し、(c)当社の最高財務責任者からその取引を承認する電子メールの確認を受けること（この承認は、最高財務責任者の裁量で付与又は拒否することができます）が必要となります。(a)及び(b)は、必要な情報及び証明書を当社の取引コンプライアンス・オフィサーに電子メールで送付することで満たすことができます。当社の取引コンプライアンス・オフィサーは、当社のチーフ・ファイナンシャル・オフィサーの事前承認を得る必要があります。

EXCEPTIONS TO PROHIBITED ACTIVITIES 禁止された活動の例外

The trading restrictions of this Policy do not apply to the following:

本ポリシーの取引制限は、以下のものには適用されません。

- *ESPP*. Purchasing Company stock through periodic, automatic payroll contributions to the Company's Employee Stock Purchase Plan ("ESPP"). However, electing to enroll in the ESPP, making any changes in your elections under the ESPP and selling any Company stock acquired under the ESPP are subject to trading restrictions under this Policy.

  ESPP 当社の従業員持株会制度（「ESPP」）への定期的かつ自動的な給与拠出を通じて、当社株式を購入すること。ただし、ESPP への登録の選択、ESPP での選択の変更、ESPP で取得した当社株式の売却は、本ポリシーに基づく取引制限の対象となります。

- *Options*. Exercising stock options granted under our equity incentive plans for cash or the delivery of previously owned shares of the Company. However, the sale of any shares issued on the exercise of company-granted stock options, as well as any cashless exercise of company-granted stock options in which shares are sold on the open market to pay the exercise price (i.e., "same-day sales") are subject to trading restrictions under this Policy.

  オプション　当社のエクイティ・インセンティブ・プランに基づいて付与されたストック・オプションを現金又は過去に保有していた発行会社株式の引渡しにより行使すること。ただし、当社が付与したストック・オプションの行使により発行された株式の売却、及び行使価格を支払うために公開市場で株式を売却するキャッシュレス・ストック・オプションの行使（すなわち「即日売却」）は、本ポリシーに基づく取引制限の対象となります。

WHEN TRADING IS ALLOWED　取引が可能な場合

When you have access to MNPI, you need to take special care in planning when you might trade our shares. We've provided some guidelines below to help you plan your trading in a way that is consistent with this Policy and the law.

MNPI を保有している場合、当社の株式をいつ取引するかを計画する際に、特別な注意を払う必要があります。当社は、本方針及び法律に沿った方法で取引を計画するためのガイドラインを以下に示します。

TRADING WINDOWS AND BLACKOUT PERIODS　トレーディングウィンドウとブラックアウト期間

- *Trading Windows*. Both our existing stockholders and potential new investors in our shares need time to absorb our external statements before the information in those statements will be considered "public." For that reason, we have implemented windows of time when you can trade our shares without violating this Policy. All Insiders are allowed to trade our shares only during the Trading Window period, which opens after the close of trading on the next full trading day following the widespread public release of our interim or year-end operating results, and closes at the close of trading on the fifteenth day before the end of the then-current financial period. For example, if we publicly announce our interim results after close of trading on a Monday (or before trading begins on a Tuesday), then the first time an Insider can trade our securities is after the close of market on Tuesday (effectively at the opening of the market on Wednesday for regular trading). However, if we announce interim financial results after trading begins on that Tuesday, then the first time the Insider can trade is after the close of market on Wednesday (effectively at the opening of the market on Thursday for regular trading).

  取引可能期間　当社の既存の株主及び当社株式への潜在的な新規投資家は、当社の開示文書に記載された情報が「公開」されたとみなされるまでに、その情報を吸収する時間が必要です。そのため、当社では、本ポリシーに違反することなく当社株

式を取引できる期間を設けています。すべての内部者は、当社の半期又は通期の業績が広く公表された後の次の終日の取引日の取引終了後に開始され、次の会計期末よりの 15 日前の日の取引終了時に終了する取引可能期間中にのみ、当社の株式を取引することができます。例えば、当社が月曜日の取引終了後（又は火曜日の取引開始前）に半期業績を公表した場合、内部者が当社の有価証券を最初に取引できるのは火曜日の市場終了後（事実上、水曜日の通常取引の市場開始時）となります。ただし、火曜日の取引開始後に当社が半期決算を発表した場合、インサイダーが最初に取引できるのは水曜日の市場終了後（事実上、木曜日の通常取引の市場開始時）となります。

- *No Trading During Trading Windows While in the Possession of MNPI*. Even if a Trading Window that would allow you to trade our shares is open, you still may not trade our shares if you possess MNPI at that time. An Insider who knows MNPI during an open Trading Window may trade our shares only after the close of trading on the next full trading day following our widespread public release of that MNPI.

  MNPI を保有している間は、取引可能期間内でも取引はできません。当社の有価証券を取引できる取引ウィンドウが開いていても、その時点で MNPI を持っている場合は、当社の株式を取引することはできません。取引可能期間中に MNPI を保有しているインサイダーは、その MNPI が広く公開された次の終日の取引日の取引終了後にのみ、当社の有価証券を取引することができます。

- *No Trading During Blackout Periods*. Even if a Trading Window is open, our Chief Financial Officer or Trading Compliance Officer, at his or her discretion, may designate special trading Blackout Periods that apply to specific individuals or groups of people (which may include all Insiders) for as long as our such officer determines. No Insider may trade our shares during any such Blackout Period. Additionally, no Insider may tell anyone that a special Blackout Period has been designated or that one previously was in place, because that also is confidential information that cannot be disclosed internally or externally.

  ブラックアウト期間中の取引禁止： 取引可能期間であっても、当社の最高財務責任者又は取引コンプライアンス・オフィサーは、その裁量により、特定の個人又はグループ（すべての内部者を含む場合もあります）に適用される特別な取引禁止期間を指定することができます。いかなる内部者も、そのようなブラックアウト期間中に当社の株式を取引することはできません。さらに、特別な取引禁止期間が指定されたこと、あるいは以前に指定されていたことを、内部者が誰かに伝達することはできません。これもまた、社内外に開示できない非公開情報だからです。

PERMITTED TRADES UNDER 10B5-1 PLANS 10b5-1 プランで許可される取引

A 10b5-1 Plan is a plan written in advance that allows an Insider with MNPI to trade a predetermined number of shares at a predetermined time based on terms put in place before the Insider had any MNPI. These trades occur in accordance with the 10b5-1 Plan and without any action or influence by the Insider, such that the Insider is not able to subsequently influence the determination of when, how or whether to purchase shares. The 10b5-1 Plan must also certify that the 10b5-1 Plan was entered into in good faith. The Company encourages the establishment of

10b5-1 Plans; however, an Insider may not have more than one 10b5-1 Plan effective at any time, subject to a few narrow exceptions. If you are interested in setting up a 10b5-1 Plan, you should consult with our Chief Financial Officer or Trading Compliance Officer and make sure that any 10b5-1 Plan is compliant with these rules.

10b5-1 プランとは、MNPI を持つ内部者が、その内部者が MNPI を持つ前に設定された条件に基づいて、所定の時期に所定の数の株式を取引することを可能にする、事前に策定された計画のことです。これらの取引は、10b5-1 プランに従って行われ、内部者の行動や影響を受けることなく行われます。従って、内部者はいつ、どのような手段で、有価証券を売買するかどうかについて、計画策定後に影響を与えることができないこととなります。また、10b5-1 プランは信義誠実の原則に則って策定されなければなりません。当社は、10b5-1 プランの設立を推奨しています。しかしながら、内部者はごく限られた例外ケースを除き、有効な 10b5-1 プランを同時に 1 つしか利用することはできません。10b5-1 プランの設定に興味がある場合は、当社の最高財務責任者又は取引コンプライアンス・オフィサーに相談し、10b5-1 プランがこれらの規則と整合的であることを確認してください。

<u>Chief Financial Officer or Trading Compliance Officer Notification and Approval</u>: 最高財務責任者又は取引コンプライアンス・オフィサーに対する通知と承認

An Insider wishing to enter into a 10b5-1 Plan must notify such officer in writing of the details of the contract or plan and provide a copy of such plan to the officer. The 10b5-1 Plan must be put in place during an open Trading Window and not during any regular or specially declared Blackout Period.

10b5-1 プランの策定を希望する内部者は最高財務責任者又は取引コンプライアンス・オフィサーに書面で、契約または計画の詳細を通知し、それらの契約または計画の写しを提出しなければなりません。10b5-1 プランは取引可能期間に執行される計画でなければならず、通常または特別に設定されたブラックアウト期間中に執行される計画であってはなりません。

<u>Certification</u>: 証明

An officer, director, corporate auditor or employee wishing to enter into a Rule 10b5-1 trading plan must certify within the contract or plan AND to the Chief Financial Officer or Trading Compliance Officer, in writing, that at the time of entering into such contract or plan: (i) he or she is not in possession of material non-public information concerning the Company; (ii) he or she adopted the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (iii) he or she has not entered into any other transaction that would have the effect of hedging the purchase or sale of the securities that are the subject of the contract or plan; and (iv) the proposed trade does not violate the trading restrictions of Section 16 of the 1934 Act, as applicable, or Rule 144 under the 1933 Act.

10b5-1 プランを策定しようとする執行役員、取締役、監査役または従業員は契約または計画内で、かつ最高財務責任者または取引コンプライアンス・オフィサーに対して、書面で当該契約または計画が発効する時点において、(i)発行会社にかかる MNPI を保有していないこと、(ii)信義誠実の原則に則り計画を策定しており、当該計画やスキームの一部または全部が 10b5-1 にかかる規則の禁止事項を背信的に回避するものでないこと、(iii)当該契約または計

画の対象となる有価証券の売買をヘッジする効果を持つ他のトランザクションを行うものでないこと、(iv) 10b5-1 による取引が米国 1934 年証券法の Section 16 または米国 1933 年証券法の Rule 144 に規定される取引制限に抵触するものではないことを証明しなければなりません。

<u>Waiting, or "Cooling-Off," Period</u>: 待機期間、クーリングオフ期間

An individual entering into a Rule 10b5-1 trading plan will not be able to rely on the affirmative defense of Rule 10b5-1 unless trading under the plan will not commence until the expiration of the applicable waiting, or "cooling-off," period.

10b5-1 プランを利用する個人は、当該プランに基づく取引が待機期間又はクーリングオフ期間が満了してから開始されるものでない限り、Rule 10b5-1 の積極的抗弁（affirmative defense）を主張することはできません。

（注）Affirmative defense は、一定の要件を充足する結果（自身に不利な）法的効果が発生する場合であっても、affirmative defense の要件の充足を立証できれば、当該不利な法的効果を妨げることができるというものです（affirmative defense の主張が認められる場合には防御が成功します）。インサイダー取引との関係では、10b5-1 プランを提出し、当該プランに従って行動することによって、プラン提出後に MNPI を取得したとしても、affirmative defense を主張することができます。

<u>Directors and Officers</u>: 取締役または執行役員

A director and officer may begin trading pursuant to such person's 10b5-1 Plan after the later of (i) ninety days after adoption of the 10b5-1 Plan, or (ii) two business days following the Company's filing of a Form 20-F or 6-K that discloses the Company's financial results.

10b5-1 プランに基づく取締役または執行役員による売買は、(i)10b5-1 プランの策定から 90 日後、(ii)発行会社の業績を開示する 20-F または 6-K の提出後 2 営業日後のいずれか遅い日以後に執行されるものでなければなりません。

<u>All Other Insiders</u>:他の内部者

All other Insiders, other than directors and officers, may begin trading pursuant to such person's 10b5-1 Plan thirty days following the adoption of the 10b5-1 Plan.

取締役または執行役員以外の内部者が策定した 10b5-1 プランによる売買は、10b5-1 プランの策定後 30 日後以降に執行されるものでなければなりません。

<u>Termination and Amendment</u>:10b5-1 プランの終了または修正

Any amendment or early termination of any approved 10b5-1 Plan must be submitted for authorization and pre-clearance by <u>the Chief Financial Officer or Trading Compliance Officer</u>. Any amendment to the amount, price or timing of the purchase or sale of securities under a contract or plan is a termination of such contract or plan.

承認された10b5-1プランを修正し、または早期終了させる場合には、最高財務責任者又は取引コンプライアンス・オフィサーによる決裁を仰ぎ事前承認を受けなければなりません。10b5-1 プランに基づく有価証券の売買にかかる数量、価格、売買時期が変更された場合、当該 10b5-1 プランは終了することとなります。

CONSEQUENCES OF VIOLATING THIS POLICY　このポリシーに違反した場合の結果

We may impose sanctions on anyone violating this Policy and may issue stop transfer orders to our transfer agent to forestall any attempted trades that would violate this Policy. Sanctions may include disciplinary action, including termination of your employment with the Company. All Insiders may be required to certify compliance with this Policy on an annual basis.

当社は、本ポリシーに違反した者に制裁を科すことがあり、また、本ポリシーに違反するような取引の試みを未然に防ぐために、当社の ADR の決済代理人（transfer agent）に移転停止命令を出すことがあります。制裁措置には、発行会社における雇用の終了を含む懲戒処分が含まれる場合があります。全ての内部者は、毎年、このポリシーの遵守を証明するよう求められることがあります。

The trading prohibitions of this Policy are not the only stock-trading rules and regulations you need to follow. You should be aware of additional prohibitions and restrictions set by contract or by federal and state securities laws and regulations (e.g., contractual restrictions on the resale of securities, compliance with Rule 144 under the Securities Act and others). Any Insider who is uncertain whether other prohibitions or restrictions apply should ask our Chief Financial Officer or Trading Compliance Officer.

本ポリシーの取引禁止事項は、あなたが遵守すべき有価証券取引の規則や規制だけではありません。契約又は連邦及び州の証券法や規制によって定められた追加の禁止事項や制限事項（有価証券の再販に関する契約上の制限、証券法に基づくルール 144 の遵守など）に注意する必要があります。その他の禁止事項や制限事項が適用されるかどうか不明な内部者は、当社の最高財務責任者又は取引コンプライアンス・オフィサーに問い合わせてください。

REPORTING VIOLATIONS; QUESTIONS　違反行為の報告、質問

Any Insider who violates this Policy or any federal or state laws governing insider trading or tipping, or who knows of any such violation by any other Insider, must report the violation immediately to our Trading Compliance Officer.

本ポリシー、又はインサイダー取引や非公開情報の漏洩を規制する連邦法や州法に違反した内部者、又は他の内部者によるそのような違反を知った内部者は、直ちに当社の取引コンプライアンス・オフィサーに違反を報告しなければなりません。

Please direct all questions about this Policy to our Trading Compliance Officer.

本ポリシーに関するご質問は、当社の取引コンプライアンス・オフィサーまでお寄せください。

Adopted by the Board of Director on October 11th, 2023, effective immediately

2023 年 10 月 11 日改正